EXHIBIT 4.1
                                   -----------

                       2005 MANAGEMENT AND DIRECTOR EQUITY
                   INCENTIVE AND COMPENSATION PLAN, AS AMENDED


Section 1. Purposes of Plan.
           ----------------

         The purpose of this 2005 Management and Director Equity Incentive and Compensation Plan (the "Plan") of ONLINE VACATION CENTER HOLDINGS CORP., a Florida corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables key employees, directors and consultants to participate in the Company's future prosperity and growth by providing them with incentives and compensation based on the Company's performance, development, and financial success. These objectives will be promoted by granting to key employees equity-based awards in the form of: (a) Incentive Stock Options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) shares of the Company's common stock, $0.0001 par value (the "Shares"), (or their economic equivalent) that will be subject to a vesting schedule based on certain performance objectives ("Performance Shares"). In addition, key employees, directors and consultants may receive (i) stock options which are not intended to qualify as ISOs ("NQSOs") (ISOs and NQSOs are referred to together hereinafter generally as "Stock Options"), (ii) Shares that will be subject to a vesting schedule based on the recipient's continued employment ("Restricted Shares") and (iii) other awards ("Other Awards"). These awards are referred to generally hereafter as the "Awards"). For purposes of this Plan, "subsidiary" shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 2. Administration of Plan.
           -----------------------

         The Plan shall be administered by a committee of directors (the "Committee"). The members of the Committee shall serve at the pleasure of the Board of Directors of the Company (the "Board"), which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of Awards (such recipients, "Participants"); (b) grant Stock Options, Restricted Shares, or Performances Shares, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determined the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation, decisions with respect to employees to be granted Awards and the number and type of Awards, shall be made in the Committee's sole discretion and shall be final and binding on all persons.

Section 3. Participants in Plan.
           --------------------

         The persons eligible to receive Awards under the Plan ("Eligible Employees") shall include officers, directors, other key employees and consultants of the Company or one or more of its subsidiaries who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or such subsidiaries; provided, however, that with respect to ISOs and Performance Shares, the persons eligible to receive such awards shall be limited to officers or other key employees designated by the Committee. The maximum number of Shares with respect to which Awards may be granted to any individual in any calendar year can not exceed 1,000,000. The maximum number of Shares with respect to which ISO's may be granted to any individual in any calendar year can not exceed 1,000,000.

Section 4. Shares Subject to Plan.
           ----------------------

         The maximum aggregate number of Shares which may be issued under the Plan shall be 2,500,000 Shares. The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares.

         If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option (other than by reason of exercise), or if any Restricted Shares or Performance Shares granted hereunder are forfeited by the holder, or if any Stock Option or other Award terminates without a payment or transfer being made to the Award recipient in the form of Shares, or if any Shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an Award (including without limitation in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future Awards under the Plan.

Section 5. Grant of Awards.
           ---------------

         ISOs, NQSOs, Restricted Shares, and Performance Shares may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

         Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, Restricted Share Agreement, or Performance Share Agreement, as the case may be (collectively, "Award Agreements"), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participants.

Section 6. Stock Options.
           -------------

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by a written Stock Option Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

         (a) Exercise Price.
             ---------------

         The exercise price per Share issuable upon exercise of an ISO shall be no less than the fair market value per Share on the date the ISO is granted; provided that if the Participant at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per Share shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. The exercise price per Share issuable upon exercise of an NQSO shall be no less than one hundred percent (100%) of the fair market value per Share on the date the NQSO is granted. For the purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day,
(ii) last reported sale price on The Nasdaq Stock Market on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

         (b) Vesting and Exercise of Options.
             --------------------------------

         A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

         (c) Term.
             ----

         No Stock Option shall be exercisable after the expiration of ten years from the date on which that Stock Option is granted. With respect to ISOs, if the Participant at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable after the expiration of five years from the date on which the ISO is granted.

         (d) Method of Exercise.
             ------------------

         A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise (which may include Shares to be issued pursuant to the exercise of a Stock Option), or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person's designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company's sole discretion.

         (e) Restrictions on Shares Subject to Stock Options.
             ------------------------------------------------

         Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

         (f) Transferability.
             ---------------

         Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative. Without limiting the generality of the foregoing, (i) ISOs may be transferred only upon the Participant's death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee's legal representative,
(ii) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee's legal representative, and (iii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant's spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee's legal representative.

         (g) Termination of Employment by Reason of Death or Disability.
             -----------------------------------------------------------

         If a Participant's employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates by reason of the Participant's death or permanent disability (as defined in Section 22(e)(3) of the Code with respect to ISOs, and, with respect to NQSOs, as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within

60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant's estate, the legatee of the Participant under the will of the Participant, or the distributee of the Participant's estate, whichever is applicable, for a period of one year (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (h) Termination of Employment by Reason of Retirement.
             --------------------------------------------------

         If a Participant's employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates by reason of the Participant's retirement, then each NQSO held by such Participant may thereafter be exercised by the Participant according to its terms, including without limitation, for such period after such termination as shall be set forth in the applicable Stock Option Agreement, and each ISO held by such Participant may thereafter be exercised by the Participant for a period of 90 days from the date of such termination of employment, or until the expiration of the stated term of such ISO, whichever period is shorter. For purposes of the Plan, "retirement" shall mean voluntary termination of employment with the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries by a Participant after attaining age 65 and having at least two years of service with the Company or any one or more of its subsidiaries or, in the case of a director, completion of a number of years of service on the Board of Directors of the Company as specified in the Stock Option Agreement or, in the case of a consultant, completion of a number of years of service to the Company as a consultant as specified in the Stock Option Agreement.

         (i) Other Termination of Employment.
             --------------------------------

         If a Participant's employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and
(ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or termination of employment) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant's employment, membership on the Board of Directors or engagement as a consultant by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect.

         For purposes of this Agreement, "Cause" shall mean (i) in the case of a Grantee whose employment with the Company or a subsidiary is subject to the terms of an employment agreement which includes a definition of "Cause," the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, (a) the Grantee's failure or refusal to perform such Grantee's substantive duties or to follow the lawful directives of the Board or the board of directors of a subsidiary, as applicable (or of any superior officer of the Company or a subsidiary having direct supervisory authority over such Grantee); (b) the commission of an act of fraud, theft, breach of fiduciary obligation with respect to the Company or a subsidiary or a violation of any material policies of the Company or a subsidiary, as applicable, of which the Grantee has had prior notice; (c) dishonesty, willful misconduct, or gross negligence in the performance of any substantive duties; (d) the indictment for, or conviction of or plea of guilty or nolo contendere to any felony (whether or not involving the Company or a subsidiary) or (e) the violation of any non-competition, confidentiality, conflict of interest or similar provision set forth in an agreement between the Grantee and the Company or any of its subsidiaries.

         (j) Effect of Termination of Participant's Employment on Transferee.
             ----------------------------------------------------------------

         Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(f)(iii), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Section 6(g), (h), and (i) without specification of other periods by the Committee as provided herein.

         (k) ISO Limitations and Savings Clause.
             -----------------------------------

         The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company and its affiliates shall not exceed $100,000 unless otherwise permitted by Code Section 422 as an unused limit carryover to such year.

         Any provision of the Plan to the contrary notwithstanding, without the consent of each Participant affected, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code or so as to disqualify any ISO under such Code Section 422.

Section 7. Restricted Shares.
           -----------------

         Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a written Restricted Share Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

         (a) Price.
             ------

         The purchase price for Restricted Shares shall be any price set by the Committee but may not be less than the par value of such Restricted Shares. Payment in full of the purchase price, if any, shall be made by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or
(ii) a combination of the preceding methods.

         (b) Acceptance of Restricted Shares.
             --------------------------------

         At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

         (c) Share Restrictions.
             -------------------

         Subject to the provisions of the Plan and the applicable Restricted Share Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Agreement (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant's employment, Board membership or engagement, if the Participant's employment by, membership on the Board of Directors of or engagement as a consultant to the Company and its subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant, and the Company shall repay to such Participant the purchase price paid by such Participant for such forfeited Restricted Shares.

         (d) Stock Issuances and Restrictive Legends.
             ----------------------------------------

         Upon execution and delivery of the Restricted Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company's sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee's sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

         (e) Shareholder Rights.
             -------------------

         Unless otherwise provided in the applicable Restricted Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

         (f) Expiration of Restriction Period.
             ---------------------------------

         Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

Section 8. Performance Shares.
           -------------------

         Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Performance Share grant shall be evidenced by a written Performance Share Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

         (a) Performance Periods and Goals.
             -----------------------------

                  (i) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the "Performance Period"). There may be more than one Award in existence at any one time, and Performance Periods may differ.

                  (ii) At the time of each Award of Performance Shares, the Committee shall establish a range of performance goals (the "Performance Goals") to be achieved during the Performance Period. The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, or any performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. Attainment of the highest Performance Goal for the Performance Period will be 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period.

                  (iii) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (A) the effects of changes in federal income tax rates, (B) the effects of unusual, non-recurring, and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), and (C) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 18, vary the terms and conditions of any Performance Share Award, including without limitation the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

         (b) Price.
             ------

         The purchase price for Performance Shares shall be any price set by the Committee but may not be less than the par value of such Performance Shares. Payment in full of the purchase price, if any, shall be made by certified of bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or
(ii) a combination of the preceding methods.

         (c) Acceptance of Performance Shares.
             ---------------------------------

         At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

         (d) Share Restrictions.
             ------------------

         Subject to the provisions of the Plan and the applicable Performance Share Agreement, during the Performance Period and any additional Restriction Period (as defined in Section 7(c), above), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Performance Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant's employment, Board membership or engagement, if the Participant's employment by, membership on the Board of Directors of or engagement as a consultant to the Company and its subsidiaries terminates during the Performance Period or the Restriction Period, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant, and the Company shall repay to such Participant the purchase price paid by such Participant for such forfeited Performance Shares.

         (e) Stock Issuances and Restrictive Legends.
             ----------------------------------------

         Despite the execution and delivery of the Performance Share Agreement as described above, the Company shall have no obligation to issue the Performance Shares prior to the vesting of the Performance Shares, provided that the Company shall issue the Performance Shares as soon as reasonably practicable after such vesting and after payment in full of the purchase price, if any, for such Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company's sole discretion, and shall bear such restrictive legend as is consistent with applicable restrictions, if any, including without limitation those represented by the Performance Period and Performance Goals and those described in Section 8(d), above. The Committee may require that, whenever issued, the Performance Shares be issued to and held by the Company or a trustee until the restrictions on such Performance Shares have lapsed (in full or in part), and that, as a condition of any Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

         (f) Shareholder Rights.
             -------------------

         Unless otherwise provided in the applicable Performance Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

         (g) Expiration of Restricted Period.
             -------------------------------

         Subject to fulfillment of the terms and conditions of the applicable Performance Share Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, upon the expiration of the Restriction Period without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

         (h) Termination of Employment.
             -------------------------

         If a Participant's employment by the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries terminates before the end of any Performance Period with the consent of the Committee, or upon the Participant's death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Agreement), the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment, Board membership or engagement continued to the end of the Performance Period. If the Participant's employment by the Company and its subsidiaries, membership on the Board of Directors of the Company and its subsidiaries or engagement as a consultant to the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all Performance Shares shall be forfeited.

         (i) Election to Receive Cash in Lieu of Shares.
             ------------------------------------------

         Notwithstanding the foregoing to the contrary (but subject to any shareholder approval or other requirements of Section 162(m) of the Code), the Committee may, in its sole discretion and as set forth in the applicable Performance Share Agreement, provide the Participant with the option to elect to receive, instead of Performance Shares, cash in an amount determined pursuant to such Performance Share Agreement including, without limitation, any one or more of the following: (i) the fair market value of the number of Shares subject to the Performance Share Agreement as of the date thereof, (ii) part or all of any increase in such fair market value since such date, (iii) part or all of any dividends paid or payable on the number of Shares subject to such Performance Share Agreement since the date thereof, (iv) any other amounts which, in the Committee's sole discretion and as set forth in the applicable Performance Share Agreement, are reasonably related to the achievement of the applicable Performance Goals, or (v) any combination of the foregoing. Such election and any cash payment resulting therefrom shall be made at such time or times as shall be specified in the Performance Share Agreement.

Section 9. Other Awards.
           ------------

         Other Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, stock appreciation rights, distribution equivalent right awards, tandem stock appreciation rights, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries of the Company. Other Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other plan of the Company. Each Other Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. [Intentionally Omitted]

Section 11. Withholding Tax.
            ---------------

         The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, or Performance Shares (including cash in lieu of Performance Shares) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, or Performance Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 12. Securities Law Restrictions.
            ---------------------------

         No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

         The Committee may require each person acquiring Shares under the Plan
(a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and
(b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 13. Change in Control.
            -----------------

         (a) Accelerated Vesting and Company Purchase Option.
             -----------------------------------------------

             Notwithstanding any provision of this Plan or any Award
Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 13 and stating that this Section 13 shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control (each as defined below) occurs, then the Company may, at its option, terminate any or all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control. In connection with any such termination, the Company may, in its sole discretion, with respect to each Stock Option so terminated, pay to the Participant (or such Participant's transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the company exercises its option under this Section 13(a) and the exercise price of the Stock Option; and provided further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.

         (b) Definition of Change in Control.
             --------------------------------

         For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following:

                  (i) When any "person" as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) When, during any period of 18 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 18-month period shall be deemed to have satisfied such 18-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 18-month period) or by prior operation of this Section 13(b)(ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or any of their respective affiliates through purchase of assets, by merger, or otherwise.

                  Notwithstanding the foregoing to the contrary, a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Incumbent Directors of the Board approve or had approved such change (A) described in Sections 13(b)(i), (ii), (iii) of this Plan, or (B) prior to the commencement by any person other than the Company of a tender offer for Shares.

Section 14. Changes in Capital Structure.
            ----------------------------

         In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted with the objective that the Participant's proportionate interest in the Company shall remain the same as before the change without any change in the total exercise price applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.

         In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.

         The Committee's determination of the adjustments appropriate to be made under this Section 14 shall be conclusive upon all Participants under the Plan.

Section 15. No Enlargement of Employee Rights.
            ---------------------------------

         The adoption of this Plan and the grant of one or more Awards to an employee of the Company or any of its subsidiaries shall not confer any right to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the fight of his employer to terminate his employment at any time, with or without cause.

Section 16. Rights as a Shareholder.
            -----------------------

         No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 17. Acceleration of Rights.
            ----------------------

         The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

Section 18. Interpretation, Amendment, or Termination of the Plan.
            -----------------------------------------------------

         The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (b) except for the adjustments provided for in Section 14, above, no amendment may be made by Board action without shareholder approval if the amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan,
(iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) extend the maximum option period of Stock Options, or (v) effect any other change which requires shareholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

Section 19. Unfunded Status of the Plan.
            ---------------------------

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Section 20. Protection of Board and Committee.
            ---------------------------------

         No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

Section 21. Government Regulations.
            ----------------------

         Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company's obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company's Shares may then be listed.

Section 22. Governing Law.
            -------------

         The Plan shall be construed under and governed by the laws of the State of Florida.

Section 23. Genders and Numbers.
            -------------------

         When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 24. Captions.
            --------

         The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 25. Effective Date.
            --------------

         The Plan shall be effective as of the execution date below. The Plan shall be submitted to the shareholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board. If the Plan is not approved and ratified by the shareholders of the Company within 12 months after the adoption of the Plan by the Board, the Plan and all Awards granted under the Plan shall became null and void and have no further force or effect.

Section 26. Term of Plan.
            ------------

         No Award shall be granted pursuant to the Plan on or after 10th Anniversary of Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

Section 27. Private Company Provisions.
            --------------------------

          (a) Restrictive Legend.
              ------------------

         If one or more Stock Options or other rights under the Plan are exercised pursuant to exemptions from the Federal and state securities laws: (a) any Shares issued upon exercise of those Stock Options or rights may not be sold or otherwise transferred, and the Company shall not be required to transfer any such Shares, unless they have been registered under the Federal and state securities laws or a valid exemption from such registration is available; and
(b) the Company may cause each certificate or other documentation evidencing the ownership of any Shares issued upon exercise of those Stock Options or rights to be imprinted with a legend in the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any Federal or state securities laws.

         (b) Restriction on Transfers.
             ------------------------

         No Shares awarded under the Plan or issued upon exercise of a Stock Option or other right under the Plan may be sold or otherwise transferred while the holder of those Shares is an employee of the Company or any subsidiary corporation.

         (c) Purchase Option.
             ----------------

         If any Participant ceases to be an employee of the Company and its subsidiary corporations, a member of the Board of Directors of the Company and its subsidiaries or a consultant to the Company and its subsidiaries for any reason (including, without limitation, his death, disability, retirement, resignation, replacement discharge, or any other reason), then the Company shall have the exclusive right and option to purchase from such Participant, the executor or administrator of his estate, or his other successor in interest, as the case may be (for purposes of this subsection, the "Selling Shareholder"), any or all of the Shares which may have been purchased by or awarded to the Participant under the Plan (including without limitation any Shares purchased upon exercise of a Stock Option or other right after termination of the Participant's employment, engagement or Board membership and any additional Shares which the Participant may have received as a result of any stock splits, stock dividends, or similar sources as a result of receiving Shares under the
Plan).

         In order to exercise its purchase option under this subsection, the Company shall give written notice to the Selling Shareholder, stating that the Company thereby exercises its option under this subsection, at any time after termination of the Participant's employment. The purchase price for the Shares under this subsection shall be equal to: (i) the fair market value of the total shareholders' equity of the Company, as determined by an appraisal which shall be made by an independent firm of certified public accountants selected by the Board and which shall be approved by the Board, if such appraisal was so made and approved not earlier than 15 months prior to the termination of the Participant's employment or, if not, a new appraisal made by such an independent firm and approved by the Board, plus or minus any increases or decreases in the book value of the total shareholders' equity of the Company from the effective date of such appraisal to the last day of the calendar month of termination of the Participant's employment (whether such termination was before or after the effective date of such appraisal), divided by (ii) the total outstanding common shares of the Company as of the last day of that calendar month, calculated on a fully diluted basis under generally accepted accounting principles. In the event of any disagreement between the Selling Shareholder and the Company concerning calculation of the purchase price for the Shares under this subsection, the calculation shall be made by any independent firm of certified public accountants selected by the Board, whose determination shall be final and conclusive on all interested parties. All costs of any such appraisal shall be borne by the Company, and all costs of any calculation of the purchase price by an independent firm of certified public accountants to resolve any such disagreement shall be borne equally by the Selling Shareholder and the Company.

         If the Company exercises its option under this subsection, the purchase and sale of the Shares shall be closed within 20 business days after determination of the purchase price, at a time and place reasonably specified by the Company. At the closing, the Selling Shareholder shall assign and transfer the Shares to the Company free and clear of all encumbrances or other claims, and the Company shall execute and deliver to the Selling Shareholder the Company's promissory note: (i) dated as of the closing date, (ii) payable to the order of the Selling Shareholder, (iii) in a principal amount equal to the full purchase price, (iv) payable on or before the first anniversary of the closing date, (v) with interest payable at maturity calculated on the unpaid principal amount from the closing date to the payment date at a rate per annum equal to the then-current yield-to-maturity on United States Treasury securities of comparable maturity, as determined in good faith by the Company, plus 100 basis points. The Company may elect, in its discretion, to pay all or any part of the purchase price by good and sufficient check at the closing, in which event the Company's promissory note shall be eliminated or reduced by that amount, as the case may be. The Company may prepay its promissory note at any time without penalty.

Section 28. Savings Clause.
            ---------------

         In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including Section 422 of the Code, Rule l6b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act ("Reporting Persons")), and Section 162(m) of the Code (with respect to covered employees as defined under Section 162(m) of the Code ("Covered Employees")). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, Rule 16b-3, or Code
Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

Executed this ___ day of _________, 2006.

                                      ONLINE VACATION CENTER HOLDINGS CORP.

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Its:
                                           -------------------------------------